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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 2000 (except for Note 3, as to which the date is February 4, 2000) relating to the financial statements and financial statement schedule, which appears in DPL Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Dayton, Ohio
August 23, 2000